UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53290

Delaware	26-2940963
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10005 Muirlands Boulevard
Suite G
Irvine, California 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 29, 2016, ChromaDex, Inc. (“ChromaDex”) filed a complaint (the “Complaint”) in the United States District Court for the Central District of California, naming Elysium Health, Inc. as defendant. Among other allegations, ChromaDex alleges in the Complaint that (i) Elysium breached the Supply Agreement, dated June 26, 2014, by and between ChromaDex and Elysium Health, LLC (“Elysium”) (the “pTeroPure Supply Agreement”), by failing to make payments to ChromaDex for purchases of pTeroPure® pterostilbene (“pTeroPure”) pursuant to the pTeroPure Supply Agreement, (ii) Elysium breached the Supply Agreement, dated February 3, 2014, by and between ChromaDex and Elysium, as amended (the “NIAGEN Supply Agreement”), by failing to make payments to ChromaDex for purchases of NIAGEN® nicotinamide riboside (“NIAGEN”) pursuant to the NIAGEN Supply Agreement, (iii) Elysium breached the Trademark License and Royalty Agreement, dated February 3, 2014, by and between ChromaDex and Elysium (the “License Agreement”), by failing to make payments to ChromaDex for royalties due pursuant to the License Agreement and (iv) certain officers of Elysium made false promises and representations to induce ChromaDex into providing large supplies of pTeroPure and NIAGEN to Elysium pursuant to the pTeroPure Supply Agreement and NIAGEN Supply Agreement. ChromaDex is seeking punitive damages, money damages and interest.

A copy of the Complaint is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to the text of the Complaint and is incorporated herein by reference and constitutes part of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Complaint, filed on December 29, 2016, by ChromaDex, Inc. in the United States District Court for the Central District of California (exhibits have been omitted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2017	CHROMADEX CORPORATION

	By:	/s/ Frank L. Jaksch, Jr.
Frank L. Jaksch, Jr.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Complaint, filed on December 29, 2016, by ChromaDex, Inc. in the United States District Court for the Central District of California (exhibits have been omitted).